Exhibit 5

April 19, 2001

Board of Directors
PACEL Corp.
8870 Rixlew Lane, Suite 201
Manassas, VA 20109-3795

Members of the Board:

            We have acted as counsel to PACEL Corp. (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 250,000 shares of the Company's common stock, no par value per share (the "Common Stock"), to be offered as compensation for the services of Mervyn Phelan, Jr., a consultant to the Company, pursuant to a written consulting agreement, dated March 9, 2001 and a memorandum dated April 12, 2001, which amended the consulting agreement (together the "Consulting Agreement").

            As you are aware, no services to be performed by Mr. Phelan, which are in any way related, directly or indirectly, to a "capital raising" transaction may be paid for by the issuance of Common Stock pursuant to the Consulting Agreement. In this respect, we are relying on the written representations of Mr. Phelan contained in or provided with the Consulting Agreement.

            In connection with this opinion, we have examined and relied upon, without independent investigation as to matters of fact, such statements and certificates of officers of the Company, and originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Consulting Agreement, the Company's Articles of Incorporation, Bylaws, the filings of the Company incorporated by reference in the Registration Statement, proceedings of the Board of Directors of the Company, and such other corporate records, documents, certificates, and instruments as we have deemed necessary or appropriate in order for us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have further assumed that the recipient of the Common Stock under the Consulting Agreement will have paid the consideration and performed such services as required under the terms thereof prior to the issuance of the Common Stock and that none of the services performed by the recipient shall be related, directly or indirectly, to "capital raising" transactions.

Board of Directors
PACEL Corp.
April 19, 2001

            Based upon the foregoing and in reliance thereon, it is our opinion that the Common Stock to be issued pursuant to the Consulting Agreement will, upon its issuance and delivery to the recipient thereof, after receipt of full payment therefor, be deemed duly and validly authorized, legally issued and fully paid and non-assessable. This opinion is expressly limited in scope to the Common Stock described herein and which is to be expressly covered by the above referenced Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plans or agreements, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new registration statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the securities to be issued.

            Further, this opinion is limited to the securities laws, rules and regulations of the United States, and we express no opinion with respect to the laws of any other jurisdiction.

            We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the above referenced Registration Statement; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

            This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter which may hereafter come to our attention.

                                                                                                        Very truly yours,

                                                                                                        Silver, Freedman & Taff, L.L.P.